                             SHAREHOLDERS AGREEMENT

         This Shareholders Agreement (this "Agreement") is dated as of the 25th day of July, 2003, by and between ITOCHU Corporation, a Japanese kabushiki kaisha ("ITOCHU"), and ENER1, Inc., a U.S., Florida corporation ("ENER1" and collectively with ITOCHU the "Shareholders" and each individually as a
"Shareholder").

         WHEREAS, the Shareholders are both shareholders of EnerStruct, Inc., a
Japanese kabushiki kaisha (the "Corporation"); and

         WHEREAS, each of ITOCHU and ENER1 are, through separate license agreements with the Corporation, granting licenses to the Corporation for technologies contained in certain pending and granted patents, as more fully set forth in said license agreements; and

         WHEREAS, the Shareholders wish to establish certain terms, provisions and conditions with respect to (i) the Common Stock of the Corporation owned or controlled by the Shareholders; (ii) the management of the Corporation; (iii)
assuring continuity in the management and ownership of the Corporation; and (iv)
certain other matters relating to the Corporation.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders agree as follows:

         1.       Definitions.

         "Affiliate" means, as to any person or entity, any person or entity controlling, controlled common control with such person or entity. For the avoidance of doubt, no Shareholder shall be deemed to be an Affiliate of the
Corporation.

         "Common Stock" means the Corporation's Common Stock or any capital stock of the Corporation issued or issuable in respect of Common Stock in connection with any reclassification, reorganization or similar transaction affecting the Common Stock.

         "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not beneficially own in excess of 5% of the
Shares on a fully-diluted basis (a "5% Owner"), who is not an Affiliate of any such 5% Owner and who is not the spouse, sibling or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner such other persons.

         "Initial Public Offering" means the public offer or sale of Shares of the Corporation, pursuant to the registration thereof under applicable law.

         "Sale of the Corporation" means the sale of the Corporation to an
Independent Third Party or group of Independent Third Parties, pursuant to which such party or parties acquire (i) capital stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the
Corporation's Board of Directors (whether by merger, consolidation or sale or transfer of the Corporation's capital stock) or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

         "Shares" means, as of any date of determination thereof, (i) any Common
Stock or Preferred Stock of the Corporation, (ii) any equity securities issued or issuable directly or indirectly with respect to any Common Stock or Preferred
Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Corporation, each of (i), (ii) and (iii) to the extent beneficially owned by a Shareholder or an Affiliate thereof. Any determination hereunder of the percentage of outstanding Stock held by one or more holders thereof shall be performed on the basis that all Preferred Stock then outstanding is converted into Common Stock in accordance with the terms of the Preferred Stock set forth in the articles of incorporation of the Corporation, as in effect on the date of such determination.

         2.       Initial Investments.

         The Shareholders currently own the following amount of Shares:

         Shareholder                Number of Shares                  Percentage

         ITOCHU                     2,500                             51%
         ENER1                      2,400                             49%

The Shares initially represents one-hundred percent (100%) of the outstanding equity of the Corporation as of the date of this Agreement.

         3.       Agreement with Respect to Voting.

         The Shareholders agree to take all actions necessary, including, without limitation, voting their Shares, to cause the Corporation to be managed in accordance with the terms of this Agreement. The Shareholders acknowledge that the provisions of this Section shall in no way affect or diminish their obligations arising pursuant to any and all other sections of this Agreement.

         4.       Maintenance of Ownership Share; New Shares Authorization or
Issuance; Dilution.

                  (a)      The Shareholders shall cause the Corporation to not
authorize or issue any additional Shares, unless all the Shareholders agree to such issuance in writing.

                  (b)      The Shareholders agree that upon the issuance of any
additional Shares by the Corporation, the Shareholders' ownership interest in the Corporation shall be equally and proportionally diluted and shall remain in compliance with Subsection (d) of this section.

                  (c)      If the Corporation undertakes an Initial Public
Offering, the aggregate percentage of ownership by the Shareholders shall not fall below 51% of the issued and outstanding Common Stock of the Corporation following the completion of the Initial Public Offering.

                  (d)      Unless agreed otherwise in writing, during the term
of this Agreement, ITOCHU and ENER1 shall directly or indirectly own or control
51% and 49%, respectively, of the Shares of the total Shares of the Corporation owned or controlled by the Shareholders and their Affiliates. For example, if the Shareholders and/or the Corporation agree to sell an interest in the
Corporation such that the purchaser would own 20% of the total outstanding stock of the Corporation after the purchase, then ITOCHU's ownership would be 51% of the remaining 80%, and ENER1's ownership would be 49% of the remaining 80%.
ITOCHU and its Affiliates shall not own or control more than 51% of the outstanding Shares of the Corporation, and ENER1 and its Affiliates shall not own or control more than 49% of the outstanding Shares of the Corporation.

         5.       Board of Directors; Management of Corporation.

                  (a)      The Shareholders shall cause the Corporation to be
managed by the Board, which shall be composed of no less than five (5) and no more thanseven (7) directors. The Shareholders shall cause the election of three
(3) directors designated by ITOCHU and two (2) directors designated by ENER1 as of the date hereof and at each annual meeting of the Shareholders thereafter during the term of this Agreement. The Shareholders shall cause the Corporation to have one (1) representative director, who shall be designated by ITOCHU from among the [three (3)] directors appointed by ITOCHU. If any Shareholder fails to designate a representative to fill a directorship or if any directorship remains unfilled following the designation of persons pursuant to the terms of this
Section 5, the election of a person to such directorship shall be accomplished in accordance with applicable law.

                  (b)      If any Shareholder is, at any time, no longer
entitled to designate a person to serve as a director of the Corporation, then, any person previously nominated or designated by such Shareholder shall promptly resign or the Shareholders will take such actions as may be required to remove such director, and the vacancy so created shall be filled as provided in the
Corporation's articles of incorporation or by applicable law. The Shareholder that designated a director may request the removal of such director by providing written notice to the other Shareholder. Upon receipt of any such notice, the
Shareholders shall cause, or shall cause the directors designated by such
Shareholder to cause, the specified director to be removed from the Board. Each
Shareholder shall be solely liable for any costs or damages associated with the removal of any director nominated by such Shareholder. The removal from the
Board (with or without cause) of any representative designated hereunder by a
Shareholder shall only be at such Shareholder's written request. If any representative designated hereunder by any Shareholder for any reason ceases to serve as a member of the Board during his term of office at any time while the
Shareholder is still entitled to designate a director hereunder, the resulting vacancy on the Board shall be filled by a representative designated by such
Shareholder, as provided hereunder.

                  (c)      The Shareholders agree and acknowledge that ITOCHU,
acting through the directors appointed by it to the Board or otherwise, shall have the right to appoint the statutory auditor for the Corporation.

                  (d)      The Shareholders agree and acknowledge that the
day-to-day operations of the Corporation shall be managed by officers and employees as designated by ITOCHU, or appointed by a majority of the Board.

         6.       Conflicting Agreements.

         Each Shareholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Shareholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. No
Shareholder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other person in connection with the acquisition, disposition or voting of Shares in any manner which is inconsistent with the provisions of this Agreement.

         7.       Articles of Incorporation.

         The articles of incorporation of the Corporation may be amended in any manner permitted thereunder, except that the articles of incorporation shall not be amended in any manner (i) that would conflict with, or be inconsistent with, the provisions of this Agreement or (ii) as long as directors are entitled to be appointed under this Agreement, that has not been approved by at least a majority of the directors appointed pursuant to Section 5 of this Agreement;
provided, however, that this Section 7 shall not apply to an amendment to the articles of incorporation of the Corporation to increase the authorized capital stock of the Corporation.

         8.       Actions Consistent with Agreement.

         The Shareholders shall take all steps necessary to ensure that the
Corporation does not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement.

         9.       Sale of the Corporation or Substantially all of the
Corporation's Assets.

                  (a)      The Sale of the Corporation or the sale of
substantially all of the Corporation's assets shall require approval by a majority of the Board, including the approval of the [two (2)] directors appointed by ENER1. If a Sale of the Corporation or the sale of substantially all of the Corporation's assets that is approved by a majority of the Board, including the [two (2)] directors appointed by ENER1 (each such sale being an
"Approved Sale"), is structured as (i) a merger or consolidation, each of the
Shareholders shall waive any dissenter's rights, appraisal rights or similar rights such holder may have in connection with such merger or consolidation, or
(ii) a sale of stock, each Shareholder shall agree to sell all of his Shares and rights to acquire Shares on the terms and conditions approved by the Board. Each
Shareholder shall take all necessary or desirable actions in connection with the consummation of an Approved Sale as reasonably requested by the Board.

                  (b)      The obligations of each of the Shareholders with
respect to an Approved Sale shall be subject to the satisfaction of the following conditions: (i) upon the consummation of an Approved Sale, each
Shareholder shall receive the same form of consideration and the same amount of consideration as set forth in Section 10 below; and (ii) each Shareholder who, at the time of an Approved Sale, holds then currently exercisable rights to acquire shares of a class of Shares shall be given an opportunity to either (A)
exercise such rights prior to the consummation of the Approved Sale or (B)
receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of
Shares received by holders of such class of Shares in connection with the
Approved Sale less the exercise price per share of such class of Shares of such rights to acquire such class of Shares by (2) the number of shares of such class of Shares represented by such rights.

         10.      Distributions Upon Sale of the Corporation.

         In the event of a Sale of the Corporation, each Shareholder shall receive in exchange for Shares held by such Shareholder the same form of consideration on a pro rata basis from such a Sale of the Corporation that such
Shareholder would have received if such consideration had been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Corporation's articles of incorporation as in effect immediately prior to such sale or exchange. Each Shareholder shall take all necessary or desirable actions in connection with the distribution of such consideration from such Sale of the Corporation as requested by the Corporation.

         11.      Transfer Restrictions.

                  (a)      Notwithstanding any other provisions of this
Agreement to the contrary, no Shareholder may, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of (each a "Transfer") the Shares held by such Shareholder to an any Person other than an
Affiliate of such Shareholder (each such Person being a "Prospective Buyer"), unless such transferring Shareholder (the "Transferring Shareholder") first gives the Corporation written notice (a "Transfer Notice") of such intention, describing the price and the general terms upon which the Transferring
Shareholder intends to effect such transfer. The Corporation shall then have ten
(10) days following receipt of a Transfer Notice to purchase all, but not less than all, of the Shares to be transferred (the "Offered Shares") at the same price per share and on the same terms and conditions as which the Transferring
Shareholder is offering the Offered Shares to the Prospective Buyer by giving written notice to the Transferring Shareholder of its intent to so purchase the
Offered Shares.

                  (b)      In the event the Corporation fails to exercise its
right of first refusal set forth in Section 11(a) with respect to the Offered
Shares, then the Transferring Shareholder shall deliver a Transfer Notice to the other Shareholder (the "Purchasing Shareholder"). The Purchasing Shareholder
shall have ten (10) days from the receipt of the Transfer Notice to agree to purchase all, but not less than all, of the Offered Shares at the same price per share and on the same terms and conditions as which the Transferring Shareholder is offering the Offered Shares to the Prospective Buyer by giving written notice to the Transferring Shareholder stating its intent to so purchase the Offered
Shares.

                  (c)      In the event that both the Corporation and the
Purchasing Shareholder elect not to exercise their rights of first refusal respectively set forth in Section 11(a) and Section 11(b), the Transferring
Shareholder may within sixty (60) days thereafter sell all, but not less than all, of the Offered Shares to the Prospective Buyer at a per share price and upon terms and conditions no more favorable than those specified in the Transfer
Notice. In the event that the Transferring Shareholder has not sold such Offered
Shares within such 60-day period, the Transferring Shareholder shall not thereafter sell any Offered Shares without first offering the Offered Shares to the Corporation and the other Shareholder in the manner provided for in this
Section 11.

                  (d)      No Shareholder may transfer the Shares held by it (i)
other than in compliance with the provisions of this Agreement, (ii) unless, prior to transferring any Shares to any person or entity, the transferring
Shareholder shall cause the prospective transferee to execute and deliver to the
Corporation and the other Shareholder a counterpart of this Agreement (which shall be deemed to be an original part of this Agreement as though executed on the date hereof) and (iii) unless such transfer is permitted under the Japanese securities laws and any other applicable securities laws. Any attempt to transfer or encumber any shares of Shares not in accordance with this Agreement shall be null and void and, to the extent possible, each of the Shareholders shall ensure that the Corporation does not give effect to such attempted transfer or encumbrance in its stock records.

                  (e)      If a Shareholder acquires any Shares as the result of
a transaction not subject to the provisions of Sections 11(a), 11(b) or 11(c)
(including in connection with a foreclosure), then such Shareholder will offer to the Corporation and the other Shareholders the right to participate in such acquisition in accordance with the provisions of Sections 11(a), 11(b) and 11(c)
hereof.

         12.      Confidential and Proprietary Corporation Information.

         Each of the Shareholders agree to hold in absolute confidence all confidential and proprietary business information of the Corporation, protect all such information from disclosure and not to use any such information for his or her personal gain or other benefit. Such information shall include, but not be limited to: patents, trademarks, all accounting and financial data, customer lists, contracts and correspondences, customer information, computer programs, methods of manufacturing and business plans. The provisions of this Section 12 shall not apply to any information that (a) is or becomes publicly available without breach of this Agreement; (b) can be shown by documentation to have been known by a Shareholder prior to its receipt from the Corporation or the other
Shareholder; (c) is rightfully received from a third party who did not acquire or disclose such information by a wrongful or tortious act; or (d) can be shown by documentation to have been developed independently by a Shareholder without reference to any confidential information of the Corporation.

         13.      Representations, Warranties, Covenants, and Indemnification.

                  (a)      Each Shareholder represents and warrants to the other
Shareholder that, to its knowledge, there are no claims (or facts or circumstances upon which such a claim could be based) that could dilute or otherwise adversely affect the shareholdings of the other Shareholder. In the event any such claim occurs, the other Shareholder may take such actions, in its discretion, as necessary to protect its shareholdings in the Corporation; and
the Shareholder subject to the claim agrees to be fully responsible for all legal fees incurred by the other Shareholder in protecting its interests from such claim or claims.

                  (b)      ITOCHU represents and warrants to ENER1 that:

                           (i)      It is a corporation organized and existing,
and in good standing under, the laws of Japan, and that it has full and unrestricted authority to enter into this Agreement and to perform its obligations hereunder;

                           (ii)     The execution, delivery and performance of
this Agreement by it will not result in any breach or violation of any contract, agreement, undertaking, judgment, decree, order, law, regulation or rule to which it is a party or by which it or any of its assets are bound; and

                           (iii)    This Agreement has been duly and validly
executed and delivered by it and is binding upon and enforceable against it in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

                  (c)      ENER1 represents and warrants to ITOCHU that:

                           (i)      It is a corporation organized and existing,
and in good standing under, the laws of [the State of Florida, United States of
America], and that it has full and unrestricted authority to enter into this
Agreement and to perform its obligations hereunder;

                           (ii)     The execution, delivery and performance of
this Agreement by it will not result in any breach or violation of any contract, agreement, undertaking, judgment, decree, order, law, regulation or rule to which it is a party or by which it or any of its assets are bound; and

                           (iii)    This Agreement has been duly and validly
executed and delivered by it and is binding upon and enforceable against it in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

         14.      Patent Licenses.

         The Shareholders shall license certain of their respective patent rights to the Corporation as set forth in Schedule 14 hereto (each a "License
Agreement").

         15.      Term and Termination.

                  (a)      This Agreement shall come into effect upon (i)
execution of this Agreement by each of the Shareholders and (ii) the completion of each Shareholder's purchase of the Shares referenced in Section 2 above.

                  (b)      This Agreement shall terminate upon the occurrence of
 any of the following:

                           (i)      the subsequent written agreement of the
                          Shareholders;

                           (ii)     the termination of either License Agreement;

                           (iii)    upon either Shareholder owning or
                           controlling less than twenty-five percent (25%) of
                           the Common Stock of the Corporation originally
                           purchased by such Shareholder and referenced in
                           Section 2 above ; or

                           (iv)     any material breach or default of the terms
                           and conditions of this Agreement, if such breach or
                           default is not cured within thirty (30) days after
                           receipt of written notice from the non-breaching
                           party.

         16.      Amendment and Waiver.

         Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the parties to this Agreement unless approved in writing by each of the Shareholders. The failure of any Shareholder to enforce any of the provisions of this Agreement shall in no way be deemed as a waiver of such provisions and shall not affect the right of such Shareholder thereafter to each and every provision of this
Agreement in accordance with its terms.

         17.      Severability.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law of any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or enforceability in any other jurisdiction, but this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         18.      Entire Agreement.

         Except as otherwise expressly set forth herein, this documents the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         19.      Successors and Assigns.

         Except as otherwise provided herein, this Agreement shall inure to the benefit of and be enforceable by each of the Shareholders and any permitted subsequent holders of Shares and the respective successors and permitted assigns of each of them, so long as they hold any Shares.

         20.      Counterparts.

         This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         21.      Remedies.

         Each of the Shareholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provisions of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that either of the Shareholders may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

         22.      Notices.

         All notices hereunder shall be made by certified or registered airmail, return receipt requested, by reputable overnight courier, or by facsimile transmission, and shall be sent to the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

         Notices to ITOCHU:                 Toshihiko Fujioka, Deputy Manager
                                            Planning & Business Development Office
                                            Industrial Machinery Division
                                            ITOCHU Corporation
                                            2-5-1 Kita-Aoyama
                                            Minato-ku, Tokyo 107-8077
                                            JAPAN
                                            Facsimile: 81-3-3497-2345

         Notices to ENER1:                  Ronald Stewart, CEO
                                            ENER1, Inc.
                                            550 W. Cypress Creek Rd., Suite 120
                                            Ft. Lauderdale, Florida 33309
                                            U.S.A.
                                            Facsimile: 954.229.7595

         With copy to:                      Mike Zoi, Director
                                            ENER1, Inc.
                                            550 W. Cypress Creek Rd., Suite 120
                                            Ft. Lauderdale, Florida 33309
                                            U.S.A.
                                            Facsimile: 954.229.7595

         Notices to the Corporation:        Satoshi Kohara, President
                                            EnerStruct, Inc.
                                            2-5-1 Kita-Aoyama
                                            Minato-ku, Tokyo 107-8077
                                            JAPAN
                                            Facsimile: to be advised

         Such notices shall be deemed effective, (a) if delivered in person or by courier, upon actual receipt by the intended recipient, (b) if sent by facsimile, on the date of transmission unless transmitted after normal business hours at the location of the recipient, in which case on the following business day; or (c) if mailed, upon the date of first attempted delivery.

         23.      Governing Law.

         All questions concerning this Agreement shall be governed by and interpreted in accordance with the laws of the Japan, without giving effect to any choice of law or conflict of law provision or rules.

         24.      Jurisdiction.

         The parties hereto hereby submit to the exclusive jurisdiction of
Japanese courts, with the Tokyo District Court as the court of first instance, in respect of any controversy or claim arising out of, relating to or in connection with this Agreement.

         25.      Descriptive Headings.

         The descriptive headings of this Agreement are inserted for reference only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ITOCHU Corporation                                            ENER1, Inc.

By:      __________________________         By:      __________________________

Name:    __________________________         Name:    __________________________

Title:   __________________________         Title:   __________________________

                                       10

                                   SCHEDULE 14

                               License Agreements